Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. Nothing herein shall be deemed to be an admission that the parties hereto, or any of them, are members of a “group” (within the meaning of Section 13(d) of the Act and the rules promulgated thereunder) with respect to any securities of HealthEquity, Inc.

Dated January 23, 2015

/s/ Manu Rana
MANU RANA

/s/ Steve Piaker
STEVE PIAKER

/s/ Daniel Kittredge
DANIEL KITTREDGE

NAPIER PARK GLOBAL CAPITAL GP LLC
By:	Napier Park Global Capital Delaware LLC, as its managing member

By:	/s/ Michael Williams
Name:	Michael Williams
Title:	Managing Director

FINANCIAL PARTNERS FUND I, L.P.

By:	/s/ Manu Rana
Name:	Manu Rana
Title:	Managing Director